                                                                     Exhibit 4.2


                             NATIONAL-OILWELL, INC.

                            AMENDMENT 1997-1 TO THE
                           DRECO ENERGY SERVICES LTD.
                              AMENDED AND RESTATED
                   1989 EMPLOYEE INCENTIVE STOCK OPTION PLAN


         WHEREAS, pursuant to the Combination Agreement dated as of May 14, 1997, as amended, (the "Combination Agreement") by and between National-Oilwell, Inc. (the "Company") and Dreco Energy Services Ltd. ("Dreco"), and the Plan of Arrangement under Section 186 of the Business Corporations Act (Alberta) (the "Plan of Arrangement"), as approved by the Court of Queen's Bench of Alberta, the Company will acquire shares of the capital stock of Dreco;

         WHEREAS, Dreco maintains the Dreco Energy Services Ltd. Amended and Restated 1989 Employee Incentive Stock Option Plan (the "Dreco Stock Option Plan") for the benefit of its eligible employees;

         WHEREAS, pursuant to the Combination Agreement and the Plan of Arrangement, effective as of the Effective Time on the Effective Date (as those terms are defined in the Plan of Arrangement), each of the then outstanding stock options granted under the Dreco Stock Option Plan will be converted into an option to purchase shares of common stock of the Company in accordance with
Section 2.1(j) of the Plan of Arrangement (collectively, the "Converted Dreco Stock Options");

         WHEREAS, pursuant to the Combination Agreement and the Plan of Arrangement, effective as of the Effective Time on the Effective Date, the Company has agreed to assume the obligations of Dreco under the Converted Dreco Stock Options, and to substitute itself for Dreco as the sponsor of the Dreco Stock Option Plan;

         WHEREAS, the Company desires to amend the Dreco Stock Option Plan to reflect the Company's assumption of Dreco's obligations under the Converted Dreco Stock Options, and the substitution of the Company as the sponsor of the Dreco Stock Option Plan.

         NOW, THEREFORE, the Dreco Stock Option Plan is hereby amended as follows:

         1. Section 2(b) of the Dreco Stock Option Plan is amended by adding the following sentence to the end thereof:

                 "From and after the Effective Time on the Effective Date (as those terms are defined in the Combination Agreement dated as of May 14, 1997, as amended, (the 'Combination Agreement') by and between National-Oilwell, Inc. and Dreco Energy Services Ltd., and the Plan of Arrangement under Section 186 of the Business Corporations Act (Alberta) (the 'Plan of Arrangement'), as approved by the Court of Queen's Bench of Alberta), the term 'Common Share' shall refer to a share of common stock, par value $.01, of National-Oilwell, Inc.;"

         2. Section 2(d) of the Dreco Stock Option Plan is amended by adding the following sentence to the end thereof:

                 "From and after the Effective Time on the Effective Date (as those terms are defined in the Plan of Arrangement and Combination Agreement), the term 'Corporation' shall refer to National-Oilwell, Inc.;"

         3. Section 2(g) of the Dreco Stock Option Plan is amended by adding the following sentence to the end thereof:

                 "From and after the Effective Time on the Effective Date (as those terms are defined in the Plan of Arrangement and Combination Agreement), all references herein to The Toronto Stock Exchange shall refer instead to the The New York Stock Exchange."

         4. Section 4 of the Dreco Stock Option Plan is amended by deleting the first sentence thereof, in its entirety, and substituting the following therefor:

                 "The total number of Common Shares which, at any one time, may be subject to issuance or which may be issued pursuant to the Plan (or pursuant to other options issued, or employee stock purchase plans maintained, by Dreco Energy Services Ltd. prior to the Effective Time on the Effective Date, as those terms are defined in the Plan of Arrangement and Combination Agreement), shall not exceed 975,000 Common Shares (893,002 Common Shares from and after the Effective Time on the Effective Date), subject only to adjustment in accordance with the provisions of section 18."

         5. Section 5(a) of the Dreco Stock Option Plan is amended, in its entirety, to read as follows:

                 "the maximum number of Common Shares which may be subject to issuance or which may be issued to any one Employee pursuant to the Plan (or pursuant to other options issued, or employee stock purchase plans maintained by Dreco Energy Services Ltd. prior to the Effective Time on the Effective Date as those terms are defined in the Plan of Arrangement and Combination Agreement) shall not exceed five percent (5%) of the Common Shares outstanding from time to time; and"

         6. Section 13.1(f) of the Dreco Stock Option Plan is amended by adding the following parenthetical phrase at the end thereof:

                 "(from and after the Effective Time on the Effective Date, as those terms are defined in the Plan of Arrangement and Combination Agreement, all references herein to The Toronto Stock Exchange shall refer instead to The New York Stock Exchange)."

         7. A new Section 18.6 is added to the Dreco Stock Option Plan to read, in its entirety, as follows:

                 "18.6    Notwithstanding anything herein to the contrary, at
         the Effective Time on the Effective Date (as those terms are defined in the Plan of Arrangement and Combination Agreement), in accordance with Section 2.1(j) of the Plan of Arrangement, each then outstanding Option shall be converted into an Option to purchase shares of common stock, par value $.01, of National-Oilwell, Inc. as follows: (a) the number of Option Shares subject to each such Option immediately prior to the Effective Time on the Effective Date shall be multiplied by an exchange ratio of .9159, and (b) the Purchase Price of each such Option immediately prior to the Effective Time on the Effective Date shall be divided by the exchange ratio of .9159."

         8. Section 1 of Part A of the Plan shall be amended by adding the following sentence at the end thereof:

                 "From and after the Effective Time on the Effective Date (as those terms are defined in the Plan of Arrangement and Combination Agreement), the reference to The Toronto Stock Exchange shall refer instead to The New York Stock Exchange."

         9. This Amendment 1997-1 shall be effective as of the Effective Time on the Effective Date as those terms are defined in the Plan of Arrangement and Combination Agreement.





                                       3